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                               AMENDMENT NO. 1 TO
                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

    FIRST WESTERN CORP.                             FW CAPITAL I
    -------------------                             ------------
(Exact name of co-registrant                (Exact name of co-registrant
as specified in its charter)                as specified in its charter)

         NEBRASKA                                     DELAWARE
         --------                                     --------
 (State of incorporation)                      (State of organization)

        47-0484682                                   84-6333677
        ----------                                   ----------
     (I.R.S Employer                              (I.R.S Employer
    Identification No.)                         Identification No.)

                 11210 HURON STREET, NORTHGLENN, COLORADO 80234
          (Address of principal executive offices, including zip code)

        Securities to be registered pursuant to Section 12(b) of the Act:

                               Title of each class
                               to be so registered
                               -------------------

___% CUMULATIVE PREFERRED SECURITIES, $10 LIQUIDATION AMOUNT (AND THE GUARANTEE WITH RESPECT THERETO)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ X ]

                         Name of each exchange on which
                         each class is to be registered
                         ------------------------------

                             AMERICAN STOCK EXCHANGE

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:

                           333-67197 AND 333-67197-01

Securities to be registered pursuant to Section 12(g) of the Act: NONE

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Item 1.           Description of Registrant's Securities to be Registered.
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         Descriptions and terms of the Registrant's securities being registered in this Form 8-A are incorporated herein by reference to the sections entitled "Description of Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Preferred Securities Guarantee" and "Relationship among the Preferred Securities, the Junior Subordinated Debentures and the Preferred Securities Guarantee" in the prospectus filed with the Securities and Exchange Commission on November 13, 1998, as part of the Company's Registration Statement on Form SB- 2 (SEC Registration No. 333-67197), as amended (the "1933 Act Registration Statement"). The form of prospectus to be subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.


Item 2.           Exhibits.
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         The following is a complete list of Exhibits filed as part of this
Registration Statement or which are incorporated herein by reference:

4.4               Trust Agreement of FW Capital I dated as of November 6,
                  1998(1).
4.5 Form of Amended and Restated Trust Agreement of FW Capital I, dated ______, 1999 (1).
4.6 Form of Preferred Security Certificate of FW Capital I (included as an exhibit to Exhibit 4.5).
4.7               Form of Preferred Securities Guarantee Agreement (1).

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(1)      Incorporated by reference to the same exhibit numbers of the 1933 Act
         Registration Statement

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                     FIRST WESTERN CORP.



Date:  February 5, 1999                              By:  /s/ Timothy D. Wiens
                                                        ----------------------
                                                        Timothy D. Wiens
                                                        Vice Chairman

                                                     FW CAPITAL I



Date:  February 5, 1999                              By:  /s/ Timothy D. Wiens
                                                        ----------------------
                                                        Timothy D. Wiens
                                                        Administrative Trustee